UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 5 , 2007

CAMBREX CORPORATION

(Exact name of Registrant as specified in its charter)

DELAWARE	1-10638	22-2476135

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE MEADOWLANDS PLAZA, EAST RUTHERFORD, NEW JERSEY	07073

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(201) 804-3000

Check the appropriate box if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAMBREX CORPORATION
Form 8-K
Current Report
November 8, 2007
Item 2.05 Costs Associated with Exit or Disposal Activities
November 8, 2007
Cambrex Corporation announced that it will consolidate its United States research and development activities and small scale active pharmaceutical ingredient production to its facility in Charles City, Iowa. As the result of the consolidation, the Company’s Technical Center in North Brunswick, New Jersey will be substantially closed by December 31, 2007.
Cambrex estimates that it will recognize total restructuring charges of approximately $2 million, of which amount approximately half will be in cash. Of the cash amount approximately $500,000 represents employee severance payments and the remainder relates to transporting retained equipment to Charles City and refurbishing the vacated space. Lease payments of approximately $1.4 million per year will continue through November 2010. The Company is currently exploring its options to mitigate the lease expense.
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

CAMBREX CORPORATION

Date:	November 8, 2007	By:	/s/ Gregory Sargen

		Name:	Gregory Sargen
		Title:	Vice President and Chief Financial Officer